Exhibit 4.3


            Independent Certified Public Accountants' Consent

     We have issued our report dated October 4, 1995 on the statements of condition and related bond portfolios of Insured Municipals Income Trust, 185th Insured Multi-Series (IM-IT and Tennessee IM-IT Trusts) as of October 4, 1995 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants".


                                    Grant Thornton LLP

Chicago, Illinois
October 4, 1995